[LETTERHEAD of DELOITTE & TOUCHE, LLP]

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Zions Bancororporation on Form S-4 of our report dated February 24, 1999, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus/Proxy, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Salt Lake City, Utah
August 25, 1999